Exhibit 5.1

150 Third Avenue South, Suite 2800 Nashville, TN 37201 (615) 742-6200
April 26, 2016

Wilson Bank Holding Company
623 West Main Street
Lebanon, Tennessee 37087

Re:    Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel to Wilson Bank Holding Company (the “Company”) in connection with the preparation of the Registration Statement on Form S-8 (the “Registration Statement”) relating to the Wilson Bank Holding Company 2016 Equity Incentive Plan (the “Plan”) filed by the Company with the Securities and Exchange Commission covering an aggregate of 750,000 shares (the “Shares”) of common stock, par value $2.00 per share, of the Company issuable pursuant to the Plan.

In connection with this opinion, we have examined and relied upon such records, documents, certificates, and other instruments as we have deemed necessary or appropriate in order to express the opinions hereinafter set forth. We have also assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such latter documents, the legal competence of all signatories to such documents, and, except to the extent we express an opinion as to due authorization in the next paragraph of this letter, the due authorization, execution and delivery of all documents by the parties thereto. As to various questions of fact relevant to the opinion expressed herein, we have relied upon, and assume the accuracy of, certificates and oral or written statements and other information of or from public officials and officers and representatives of the Company.

Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth below, we are of the opinion that the Shares issuable in connection with the Plan have been duly authorized and, when issued in accordance with the terms of the Plan, will be legally issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion with the Securities and Exchange Commission as Exhibit 5.1 to the Registration Statement, and to the use of our name under the heading “Legal Opinions” in any prospectus constituting a part thereof. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission.

Very truly yours,

/s/ Bass, Berry & Sims PLC